Exhibit 99.1

news release

TENNECO ANNOUNCES RESULTS OF 2015 ANNUAL MEETING

Lake Forest, Illinois, May 13, 2015 – Tenneco Inc. (NYSE: TEN) announced at its annual meeting today that its shareholders re-elected Thomas C. Freyman, Dennis J. Letham, James S. Metcalf, Roger B. Porter, David B. Price, Jr., Gregg M. Sherrill, Paul T. Stecko, and Jane L. Warner to the company’s board of directors. The directors have been re-elected to serve a term expiring at the 2016 annual meeting of stockholders.

In addition, stockholders ratified the appointment of PricewaterhouseCoopers LLP as the company’s independent auditors for 2015, and in an advisory vote, approved the company’s executive compensation.

About Tenneco

Tenneco is an $8.4 billion global manufacturing company with headquarters in Lake Forest, Illinois and approximately 29,000 employees worldwide. Tenneco is one of the world’s largest designers, manufacturers and marketers of clean air and ride performance products and systems for automotive and commercial vehicle original equipment markets and the aftermarket. Tenneco’s principal brand names are Monroe®, Walker®, XNOx™ and Clevite®Elastomer.

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Contacts:

Bill Dawson	Linae Golla
Media inquiries	Investor inquiries
847 482-5807	847 482-5162
bdawson@tenneco.com	lgolla@tenneco.com